UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2008

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of February 22, 2008, Planar Systems, Inc., an Oregon corporation (the “Company”) entered into an indemnification agreement (“Indemnification Agreement”) with each of its current directors and executive officers. Each Indemnification Agreement generally provides that, subject to certain conditions, (i) the Company will indemnify and hold harmless the indemnitee from liabilities and expenses incurred by such indemnitee in connection with third party and derivative legal actions brought or threatened to be brought against such indemnitee as a result of his or her service to the Company; (ii) the Company will provide contribution for liabilities in certain circumstances where indemnification is not available but the indemnitee would otherwise be entitled to indemnification; and (iii) the Company will advance all covered expenses incurred by an indemnitee in a proceeding covered by the Indemnification Agreement. The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Form of Indemnification Agreement for Officers and Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 28, 2008.

PLANAR SYSTEMS, INC.
(Registrant)

By	\s\ Stephen M. Going
Stephen M. Going,
Vice President, General Counsel and Secretary